Exhibit 99.1

Digi International Reports First Fiscal Quarter 2022 results
Acquisition of Ventus completed in November
Record Quarterly Revenues of $84.3M
(Minneapolis, MN, February 2, 2022) - Digi International® Inc. (Nasdaq: DGII), a leading global provider of business and mission critical Internet of Things ("IoT") products, services and solutions, today announced its financial results for its first fiscal quarter ended December 31, 2021.

First Fiscal Quarter 2022 Results Compared to First Fiscal Quarter 2021 Results

•Revenue increased to $84.3 million, an increase of 15%.

•Gross margin was 56.8% versus 56.1%. Gross margin excluding amortization was 58.5% compared to 57.6%.

•Net income per diluted share increased to $0.03 compared to $(0.01).

•Adjusted EPS increased to $0.36 per diluted share, an increase of 13%.

•Adjusted EBITDA increased to $17.0 million, an increase of 31%.

•Annualized Recurring Revenue, or ARR increased to over $88 million, an increase of 170%.

Reconciliations of GAAP and non-GAAP financial measures appear at the end of this release.

“We are excited to welcome Ventus as their people, culture, and value proposition fit nicely into the Digi family," said Ron Konezny, President and Chief Executive Officer. “Aided by the Ventus' contribution, we achieved record revenue and profits in the fiscal first quarter. In addition, over $88 million annualized recurring revenue powered by over 270,000 IoT Solutions subscribers lifts recurring revenue to 25% of our total revenue.”
Segment Results
IoT Product & Services
The segment's first fiscal quarter 2022 revenues of $65.7 million increased 6% from the same period in the prior fiscal year. This increase is attributable primarily to revenue from our cellular and OEM products. ARR in the first fiscal quarter was nearly $14 million. Gross profit margin decreased 349 basis points to 54.3% of revenues for the first fiscal quarter of 2022, due to product and customer mix.
IoT Solutions
The segment's first fiscal quarter 2022 revenues of $18.5 million increased 63% from the same period in the prior fiscal year. This increase from the prior year fiscal quarter was driven by increased revenue from our November 2021 acquisition of Ventus. ARR in the first fiscal quarter was nearly $75 million. Sites that Digi serves grew to nearly 271,000 sites as of December 31, 2021, including the newly acquired Ventus endpoints, compared to 75,000 sites as of December 31, 2020. Gross profit margin increased 1,895 basis points to 65.9%, due to a larger concentration of subscription revenue in the first quarter of fiscal year 2022. This also demonstrates the value of our high margin recurring revenue business model.

Digi International Reports First Fiscal Quarter 2022 Results
Fiscal 2022 Guidance
Ongoing supply and freight challenges that have arisen from the global pandemic impact our ability to meet all of our customer demand on time. We presently believe supply chain conditions will likely improve in the second half of our fiscal 2022. These supply chain issues are not indicative of customer demand. In this context, we provide guidance for our second fiscal quarter of 2022. Revenues are estimated to be $87 million to $91 million, or 13% to 18% growth year over year. We provide earnings guidance on a non-GAAP basis as it is difficult to predict with reasonable certainty items including but not limited to the impact of foreign exchange translation, restructuring, interest and certain tax related events. Given the uncertainty, any of these items could have a significant impact on U.S. GAAP results. Adjusted EBITDA is estimated to be $16.3 million to $17.8 million. Adjusted EPS is anticipated to be $0.33 to $0.37 per diluted share, using our fully diluted share count as of the end of the first fiscal quarter of approximately 35.8 million shares.
The acquisition of Ventus, which has a strong subscription revenue base, is anticipated to have a significant impact on Digi’s financial model. While not providing specific guidance for the fiscal year of 2022, we can provide information on how the Digi financial model is projected to perform during fiscal 2022. We believe revenues will grow between 16.5% and 23%. We expect our Adjusted EBITDA to grow at a faster rate of between 35% to 55%. We expect to see the gains made in our Gross Margins to hold through fiscal 2022, and our ARR to be at least $90 million at the end of fiscal 2022.
First Fiscal Quarter 2022 Conference Call Details
As announced on January 6, 2022, Digi will discuss its first fiscal quarter 2022 results on a conference call on Wednesday, February 2, 2022 after market close at 5:00 p.m. ET (4:00 p.m. CT). The call will be hosted by Ron Konezny, President and Chief Executive Officer and Jamie Loch, Chief Financial Officer.
Participants may access a live webcast of the conference call through the investor relations section of Digi’s website, https://digi.gcs-web.com/ or the hosting website at: https://edge.media-server.com/mmc/p/a5b3ukvo.
Participants may also register via teleconference at: http://www.directeventreg.com/registration/event/3997182. Once registration is completed, participants will be provided a dial-in number with a personalized conference code to access the call. Please dial in 15 minutes prior to the start time.
A replay will be available for one week, within approximately two hours after the completion of the call. You may access the replay via webcast through the investor relations section of Digi’s website.
A copy of this earnings release can be accessed through the financial releases page of the investor relations section of Digi's website at www.digi.com.
For more news and information on us, please visit www.digi.com/aboutus/investorrelations.
About Digi International
Digi International (Nasdaq: DGII) is a leading global provider of IoT connectivity products, services and solutions. We help our customers create next-generation connected products and deploy and manage critical communications infrastructures in demanding environments with high levels of security and reliability. Founded in 1985, we’ve helped our customers connect over 100 million things and growing. For more information, visit Digi's website at www.digi.com, or call 877–912–3444 (U.S.) or 952–912–3444 (International).
Forward-Looking Statements
This press release contains forward-looking statements that are based on management’s current expectations and assumptions. These statements often can be identified by the use of forward-looking terminology such as "assume," "believe," "anticipate," "intend," "estimate," "target," "may," "will," "expect," "plan," "potential," "project," "should," or "continue," or the negative thereof or other variations thereon or similar terminology. Among other items, these statements relate to expectations of the business environment in which Digi operates, projections of future performance, perceived marketplace opportunities and statements regarding our mission and vision. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions. Among others, these include risks related to the ongoing COVID-19 pandemic and efforts to mitigate the same, risks related to global economic volatility and the ability of companies like us to operate a global business in such conditions, the current supply chain and shipping market pressures that are negatively impacting both manufacturing and distribution timelines as well as operating costs for a wide range of companies globally, the highly competitive market in which our company operates, rapid changes in technologies that may displace products sold by us, declining prices of networking products, our reliance on distributors and other third

Digi International Reports First Fiscal Quarter 2022 Results
parties to sell our products, the potential for significant purchase orders to be canceled or changed, delays in product development efforts, uncertainty in user acceptance of our products, the ability to integrate our products and services with those of other parties in a commercially accepted manner, potential liabilities that can arise if any of our products have design or manufacturing defects, our ability to defend or settle satisfactorily any litigation, uncertainty in global economic conditions and economic conditions within particular regions of the world which could negatively affect product demand and the financial solvency of customers and suppliers, the impact of natural disasters and other events beyond our control that could negatively impact our supply chain and customers, potential unintended consequences associated with restructuring, reorganizations or other similar business initiatives that may impact our ability to retain important employees or otherwise impact our operations in unintended and adverse ways, the ability to achieve the anticipated benefits and synergies associated with acquisitions or divestitures such as our recent acquisition of Ventus and changes in our level of revenue or profitability which can fluctuate for many reasons beyond our control. These and other risks, uncertainties and assumptions identified from time to time in our filings with the United States Securities and Exchange Commission, including without limitation, our Annual Report on Form 10-K for the year ended September 30, 2021 and other filings, could cause our actual results to differ materially from those expressed in any forward-looking statements made by us or on our behalf. Many of such factors are beyond our ability to control or predict. These forward-looking statements speak only as of the date for which they are made. We disclaim any intent or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Presentation of Non-GAAP Financial Measures
This release includes adjusted net income, adjusted net income per diluted share and Adjusted EBITDA, each of which is a non-GAAP measure.
We understand that there are material limitations on the use of non-GAAP measures. Non-GAAP measures are not substitutes for GAAP measures, such as net income, for the purpose of analyzing financial performance. The disclosure of these measures does not reflect all charges and gains that were actually recognized by Digi. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles and may be different from non-GAAP measures used by other companies or presented by us in prior reports. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. We believe these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures. Additionally, Adjusted EBITDA does not reflect our cash expenditures, the cash requirements for the replacement of depreciated and amortized assets, or changes in or cash requirements for our working capital needs.
We believe that providing historical and adjusted net income and adjusted net income per diluted share, respectively, exclusive of such items as reversals of tax reserves, discrete tax benefits, restructuring charges and reversals, intangible amortization, stock-based compensation, other non-operating income/expense, changes in fair value of contingent consideration, acquisition-related expenses and interest expense related to acquisitions permits investors to compare results with prior periods that did not include these items. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. In addition, certain of our stockholders have expressed an interest in seeing financial performance measures exclusive of the impact of these matters, which while important, are not central to the core operations of our business. Management believes that Adjusted EBITDA, defined as EBITDA adjusted for stock-based compensation expense, acquisition-related expenses, restructuring charges and reversals, and changes in fair value of contingent consideration is useful to investors to evaluate our core operating results and financial performance because it excludes items that are significant non-cash or non-recurring items reflected in the Condensed Consolidated Statements of Operations. We believe that the presentation of Adjusted EBITDA as a percentage of revenue is useful because it provides a reliable and consistent approach to measuring our performance from year to year and in assessing our performance against that of other companies. We believe this information helps compare operating results and corporate performance exclusive of the impact of our capital structure and the method by which assets were acquired.

Digi International Reports First Fiscal Quarter 2022 Results

Investor Contact:

Rob Bennett
Investor Relations
Digi International
952-912-3524
Email: rob.bennett@digi.com
For more information, visit Digi's website at www.digi.com, or call 877-912-3444 (U.S.) or 952-912-3444 (International).

Digi International Reports First Fiscal Quarter 2022 Results
Digi International Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,
	2021	2020
Revenue	$84,257	$73,146
Cost of sales	36,376	32,127
Gross profit	47,881	41,019
Operating expenses:
Sales and marketing	15,319	14,924
Research and development	13,412	11,093
General and administrative	15,242	14,415
Restructuring charge	109	733
Operating expenses	44,082	41,165
Operating income	3,799	(146)
Other expense, net	(5,000)	(594)
Income before income taxes	(1,201)	(740)
Income tax expense (benefit)	(2,388)	(433)
Net income	$1,187	$(307)

Net income per common share:
Basic	$0.03	$(0.01)
Diluted	$0.03	$(0.01)
Weighted average common shares:
Basic	34,560	29,374
Diluted	35,767	29,374

Digi International Reports First Fiscal Quarter 2022 Results
Digi International Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2021	September 30, 2021
ASSETS
Current assets:
Cash and cash equivalents	$47,188	$152,432
Accounts receivable, net	49,359	43,738
Inventories	51,874	43,921
Other current assets	8,281	6,567
Total current assets	156,702	246,658
Non-current assets	709,528	372,873
Total assets	$866,230	$619,531
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$11,148	$—
Accounts payable	22,880	22,586
Other current liabilities	45,283	36,355
Total current liabilities	79,311	58,941
Non-current liabilities	312,887	88,073
Total liabilities	392,198	147,014
Total stockholders’ equity	474,032	472,517
Total liabilities and stockholders’ equity	$866,230	$619,531

Digi International Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended December 31,
	2021	2020
Net cash (used by) provided by operating activities	$(9,885)	$8,312
Net cash used in investing activities	(348,047)	(777)
Net cash provided by (used for) financing activities	252,724	(12,793)
Effect of exchange rate changes on cash and cash equivalents	(36)	392
Net decrease in cash and cash equivalents	(105,244)	(4,866)
Cash and cash equivalents, beginning of period	152,432	54,129
Cash and cash equivalents, end of period	$47,188	$49,263

Digi International Reports First Fiscal Quarter 2022 Results
Non-GAAP Financial Measures
TABLE 1
Reconciliation of Net Income (Loss) to Adjusted EBITDA
(In thousands)

	Three months ended December 31,
	2021		2020
		% of total revenue		% of total revenue
Total revenue	$84,257	100.0%	$73,146	100.0%

Net income (loss)	$1,187		$(307)
Interest expense, net	4,898		402
Income tax benefit	(2,388)		(433)
Depreciation and amortization	7,862		5,050
Stock-based compensation	2,017		1,745
Changes in fair value of contingent consideration	—		5,772
Restructuring charge	109		733
Acquisition expense	3,285		15
Adjusted EBITDA(1)	$16,970	20.1%	$12,977	17.7%
TABLE 2
Reconciliation of Net Income (Loss) and Net Income (Loss) per Diluted Share to
Adjusted Net Income and Adjusted Net Income per Diluted Share
(In thousands, except per share amounts)

	Three months ended December 31,
	2021			2020
Net income and net income per diluted share	$1,187	$0.03		$(307)	$(0.01)
Amortization	6,309	0.18		3,961	0.13
Stock-based compensation	2,017	0.06		1,745	0.06
Other non-operating expense	102	—		192	0.01
Acquisition expense	3,285	0.09		15	—
Changes in fair value of contingent consideration	—	—		5,772	0.19
Restructuring charge	109	—		733	0.02
Interest expense, net	4,898	0.14		402	0.01
Tax effect from the above adjustments (1)	(3,006)	(0.08)		(2,355)	(0.08)
Discrete tax benefits (2)	(2,175)	(0.06)	0	(252)	(0.01)
Adjusted net income and adjusted net income per diluted share (3)	$12,726	$0.36		$9,906	$0.32
Diluted weighted average common shares		35,767			30,532
(1)The tax effect from the above adjustments assumes an estimated effective tax rate of 18.0% for fiscal 2022 and 2021 based on adjusted net income.
(2)For the three months ended December 31, 2021 and 2020 discrete tax benefits primarily are a result of excess tax benefits recognized on stock compensation.
(3)Adjusted net income per diluted share may not add due to the use of rounded numbers.